                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 13, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                           UNIFAB INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           LOUISIANA                      0-29416                 72-1382998
(STATE OR OTHER JURISDICTION OF         (COMMISSION             (IRS EMPLOYER
         INCORPORATION)                 FILE NUMBER)         IDENTIFICATION NO.)


                                 5007 PORT ROAD
                           NEW IBERIA, LOUISIANA 70560
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (337) 367-8291
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 1.  CHANGE IN CONTROL OF UNIFAB INTERNATIONAL, INC.

      On August 13, 2002, Midland Fabricators and Process Systems, LLC ("Midland") acquired a controlling interest in our company in a transaction that substantially changed our company's financial position. This Current Report outlines the terms of our transaction with Midland, and provides pro forma financial information showing the effect that this transaction has had on the financial condition of our company. In addition to the benefits that resulted from closing the transaction itself, Midland has agreed to guarantee a new $7 million line of credit for our company.

BACKGROUND OF THE MIDLAND TRANSACTION

      In May 2002, Midland acquired the debt that our company owed to our bank lenders. We announced Midland's acquisition of our bank debt in a press release on April 26, 2002, and in a Form 8-K filing with the Securities and Exchange Commission on May 13, 2002. We also announced that our company and Midland had executed a contract providing for Midland to exchange part of the debt it acquired for a 90% equity interest in our company. Following the acquisition of our bank debt, Midland extended additional credit to our company in order to permit us to meet our payroll and other operating expenses. On August 13, 2002, the date we closed the transaction described below, we owed Midland a total of $28,855,000.

      Our Board of Directors entered into the agreement with Midland following a lengthy and unsuccessful process by which the Board sought to replace the company's credit facility or sell outright the company or any of its subsidiaries. The Board determined that the transaction with Midland was in the best interests of our company and our shareholders. Among other things, the Board considered the fact that our company was unable to pay its current obligations, and was being sued by various of its vendors. Indeed, our company did not have the financial stability to attract business opportunities and was facing a probable bankruptcy. The Board was unable to find a new creditor or a purchaser for the company or any of its subsidiaries that would have preserved any value for our shareholders. While our company's balance sheet at June 30, 2002 indicated that we had $13.5 million in shareholders' equity, the value of our assets on that balance sheet was calculated in accordance with generally accepted accounting principles (cost, less depreciation). Several times in the recent past, we have attempted to sell certain assets to raise working capital. In those sale transactions, we have realized approximately 35% of the book value of the assets sold. Our management believes that sales of assets in the context of bankruptcy would have yielded even lower proceeds for the assets, including probably no more than 25% of the value of our major asset. Even if we had been able to liquidate our assets for an amount in excess of the amount owed to our secured creditor - Midland, we had unsecured creditors to whom we owed approximately $8 million. These creditors would have been entitled to receive the proceeds of any liquidation after our secured creditor had been fully paid. Accordingly, our management was firmly convinced that our shareholders would have received no value for their shares if our company had been forced into bankruptcy.

      In addition to these considerations, the Board considered the opinion of the investment banking firm of Chaffe & Associates, Inc., the independent financial advisor to our Board. Based upon the factors considered and assumptions made by Chaffe & Associates, and the limits of review set forth in its opinion, and the financial position of our company on July 21, 2002, that firm was of the opinion that the transaction we closed with Midland on August 13, 2002, was fair

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from a financial point of view to the holders of UNIFAB common stock. We have included a copy of two opinions delivered to the board by Chaffe & Associates, Inc. related to the Midland transaction as Exhibits 99.2 and 99.3 to this Current Report.

      Generally, a change in control of a NASDAQ-traded company requires shareholder approval under NASDAQ's listing requirements. The shareholder approval process normally takes two to three months to complete. The Audit Committee of our Board of Directors requested a waiver of that requirement, based upon the Audit Committee's finding that our company was unable to meet its current obligations and could not afford to undertake the lengthy process of holding a shareholders' meeting. Based upon the Audit Committee's finding, the NASDAQ Small Cap Market, the stock market on which our common stock is currently trading, granted a waiver of its shareholder approval requirement. On August 2, 2002, we mailed a notice to all shareholders informing them of the waiver in compliance with the NASDAQ's rules applicable to waivers of the shareholder approval requirements. We were required to wait ten days following August 2, 2002 to close the transaction with Midland.

INFORMATION ABOUT MIDLAND AND NEW MANAGEMENT

      Midland is a company owned by William A. Hines and his family. Mr. Hines was a director of UNIFAB from 1998 until March 2001. Immediately prior to the closing of the transaction, Mr. Hines owned 10,968 shares of our common stock. Mr. Hines has extensive experience in the oil field service industry, and currently owns a number of oil field service companies.

      Upon Midland's acquisition of voting control of our company on August 13, 2002, Mr. Charles Broussard resigned from the Board of Directors; our remaining directors, Messrs. Perry Segura and George Yax, will remain on the board. In addition, at Midland's request, our board has filled the vacancies on the board with Mr. Hines (who will serve as Chairman), Mr. Donald Moore, Mr. Allen Porter, who will also serve our company as President and Chief Executive Officer and President of Allen Process Systems, LLC, Mr. William Downey, who will also serve our company as Executive Vice President and Chief Operating Officer and President of Universal Fabricators, LLC, and Mr. Frank Cangelosi. These directors will serve until the 2002 annual meeting of shareholders.

      Following is a brief description of each of our new directors:

      Mr. William A. Hines is the Chairman of our Board of Directors and is also Chairman of the Board and President of Nassau Holding Corporation, the parent company of numerous oilfield related companies, including a manufacturer and distributor of couplings for oilfield tubular goods, located in Metairie, Louisiana. Mr. Hines is also a director of Whitney Holding Corporation, a regional bank holding company. Mr. Hines previously served as a director of our company from July 1998 through March, 2001.

      Mr. Allen C. Porter, Jr. is a director and the President and Chief Executive Officer of our company and President of Allen Process Systems, LLC. Mr. Porter is a professional mechanical engineer and was the founder and President of Allen Tank, Inc., the predecessor of our company's subsidiary, Allen Process Systems, LLC., a renowned industry leader in the design and fabrication of oilfield process equipment. Mr. Porter has a long career in the oilfield industry beginning with his service as a process engineer at Gulf Oil Corporation in 1953. Additionally, Mr. Porter spent over 26 years at C.E. Natco and served over five of those years as Vice President. Immediately prior to joining our company, Mr. Porter was the Executive Vice President of Yarbrough Cable Co., a Versabar company, located in Memphis, Tennessee.

      Mr. William A. Downey is a director and the Executive Vice President and Chief Operating Officer of our company and the President of Universal Fabricators, LLC. Mr. Downey is a veteran of the heavy marine fabrication industry with over 15 years of employment with Gulf Island Fabrication, Inc., where he served as Vice President of Operations from April, 1985 through January, 2000, and was an integral member of the senior management team responsible for Gulf Island's many successes. Mr. Downey was also the President of Gulf Island, LLC from January, 2000 through June, 2000.

      Mr. Donald L. Moore is a director of our company. Mr. Moore is a certified public accountant and was the managing partner of the New Orleans office of the national accounting firm of Ernst & Young LLP for over 20 years prior to his retirement in September,1998. Mr. Moore is a member of the State Board of Certified Public Accountants of Louisiana and is a member of the American Institute of Certified Public Accountants. Mr. Moore also serves on the boards of directors of several charitable organizations, including the Louisiana Chapter of the Salvation Army and the New Orleans Opera Association.

      Mr. Frank J. Cangelosi, Jr. is a director of our company. Mr. Cangelosi is a Certified Public Accountant and began his career in 1975 at the New Orleans office of the national accounting firm of Arthur Young & Company. In October, 1980, Mr. Cangelosi joined Nassau Holding Corporation, the parent company of numerous oilfield related companies, including a manufacturer and distributor of couplings for oilfield tubular goods, located in Metairie, Louisiana. Mr. Cangelosi is currently the Vice President of Finance at Nassau, the position he has held since June, 1985.

THE CLOSING OF THE MIDLAND TRANSACTION

      On August 13, 2002, we completed the Midland transaction by executing an Act of Acknowledgment, Modification, Receipt and Third Amendment to Amended and Restated Credit Agreement, a copy of which is filed with this Current Report as
Exhibit 99.4 (the "Closing Agreement"). Under the Closing Agreement, our company issued 738 shares of our preferred stock to Midland in exchange for the cancellation of $10 million in outstanding debt. Simultaneously, Midland exchanged our remaining bank debt for a secured convertible debenture in the approximate amount of $10.7 million due 2007, a secured subordinated note in the approximate amount of $2.1 million due August 13, 2005 and a secured subordinated note in the approximate amount of $4.7 million due August 13, 2006. Midland's preferred stock will be converted into a total of 73,800,000 shares of our common stock when additional shares of common stock become authorized. Midland's debenture will be convertible, at Midland's option, into common stock of our company at a price of $.35 per share. A copy of the debenture has been filed with this Current Report as Exhibit 4.1. Effective August 13, 2002, Midland also waived all existing defaults under our credit agreement. A copy of the Waiver Agreement has been filed with this Current Report as Exhibit 99.5.

      As a result of the exchange of our bank debt and issuance of the preferred stock, Midland now holds approximately 90% of the voting power of our company. Midland has agreed that it will cause our company's stock to continue to be publicly traded for at least two years following Midland's acquisition of control of our company on August 13, 2002. Midland has also agreed to cause the company to offer all shareholders (other than Midland) the right to purchase up to 16.5 million additional shares of our common stock for $.35 per share. If this rights offering is fully subscribed, then Midland's percentage of the voting power of our company will decrease from 90% to 75% (pre-conversion of Midland's debenture).

EFFECTS OF THE MIDLAND TRANSACTION

      We believe that the Midland transaction has substantially strengthened our company's financial condition and depth of management. Midland has agreed to secure a $7 million credit facility for our company, that Midland will guarantee. This credit facility should allow our company to post bonds and thereby take on construction projects that we would have been unable to perform during the past year. Under Item 7 below, we include a pro forma condensed balance sheet as of June 30, 2002 giving effect to the closing of the Midland transaction.

CAUTIONARY STATEMENTS

      Statements made in this report regarding our expectations as to future operations and other statements included in this report that are not statements of historical fact are forward-looking statements that depend upon the following factors, among others: continued demand for the services provided by our company and the availability of skilled employees. Should any of these factors not continue as anticipated, actual results and plans could differ materially from those expressed in the forward-looking statements contained in this report.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)   No financial statements are filed with this report.

(b)   Pro forma condensed consolidated balance sheet (unaudited)

BASIS OF PRESENTATION

      The accompanying pro forma condensed balance sheet as of June 30, 2002 gives effect to the August 13, 2002 transaction between our company and Midland, under which Midland exchanged $22.8 million outstanding under the Company's senior secured credit agreement for 738 shares of the Company's preferred stock (with each share convertible into 100,000 shares of the Company's common stock), a secured convertible debenture in the approximate amount of $10.7 million and a secured subordinated note payable in the approximate amount of $2.1 million. Midland also settled approximately $5.6 million of accounts payable for a secured subordinated note payable in the approximate amount of $4.7 million. The pro forma condensed combined balance sheet is based on the June 30, 2002 balance sheet as reported in the June 30, 2002 Form 10-Q, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma condensed balance sheet.

      The pro forma condensed combined financial statements have been prepared by UNIFAB's

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management and include such adjustments to reflect the pro forma financial results as if the transaction described above had occurred as of June 30, 2002.

      The pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements and footnotes thereto for the year ended December 31, 2001 included in the Unifab International, Inc. Annual Report on Form 10-K.

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                           UNIFAB INTERNATIONAL, INC.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                                  June 30,                                  June 30,
                                                                    2002         Pro forma adjustments        2002
                                                                as reported                                 Pro forma
                                                             ----------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                   $        636                                 $       636
  Accounts receivable, net of allowance for doubtful
accounts                                                             7,886        (1)        (675)               7,211
      of $896
  Costs and estimated earnings in excess of billings on
    uncompleted contracts                                            2,590                                       2,590
  Income tax receivable                                              2,756                                       2,756
  Prepaid expenses and other assets                                  2,804                                       2,804
                                                              ------------                                 -----------
Total current assets                                                16,672                                      15,997

Property, plant and equipment, net                                  31,808                                      31,808
Goodwill, net                                                          260                                         260
Deferred income taxes                                                    -                                           -
Other assets                                                           787                                         787
                                                              ------------             -----------         -----------
Total assets                                                  $     49,527             $     (675)         $    48,852
                                                              ============             ===========         ===========

Liabilities and shareholders' equity Current liabilities:
  Accounts payable                                            $     10,016        (2)      (5,623)         $     4,393
  Billings in excess of costs and estimated earnings on
    uncompleted contracts                                                5                                           5
  Accrued liabilities                                                3,012        (3)        (680)               1,532
                                                                                  (3)        (500)
                                                                                  (3)        (300)
  Notes payable                                                     22,958        (1)        (675)                 292
                                                                                  (3)         800
                                                                                  (4)      (2,139)
                                                                                  (4)     (20,652)
                                                              ------------             -----------         -----------
Total current liabilities                                           35,991                (29,769)               6,222

Subordinated note payable                                                -        (2)       4,709               17,500
                                                                                  (4)       2,139
                                                                                  (4)      10,652
Shareholders' equity:
  Preferred stock, 738 shares, each share has voting
      rights equivalent to and is convertible into 100,000
      shares of common stock                                             -        (4)      10,000               10,000
  Common stock, $0.01 par value, 20,000,000 shares
   authorized,  8,189,972 outstanding
                                                                        82                                          82
  Additional paid-in capital                                        46,830                                      46,830
  Retained earnings (accumulated deficit)                          (33,286)       (2)         914              (31,692)
                                                                                  (3)         680
  Currency translation adjustment                                      (90)                                        (90)
                                                              ------------             -----------         -----------
Total shareholders' equity                                          13,536                 11,594               25,130
                                                              ------------             -----------         -----------
Total liabilities and shareholders' equity                    $     49,527             $     (675)         $    48,852
                                                              ============             ===========         ===========

See accompanying notes to pro forma condensed consolidated balance sheet (unaudited).

                           UNIFAB INTERNATIONAL, INC.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

        The accompanying pro forma condensed balance sheet as of June 30, 2002 gives effect to the August 13, 2002 transaction between Unifab International, Inc. (the "Company") and Midland Fabricators and Process Systems, LLC ("Midland"), under which Midland exchanged $22.8 million outstanding under the Company's senior secured credit agreement for 738 shares of the Company's preferred stock (each share is convertible into 100,000 shares of the Company's common stock), a secured convertible debenture in the approximate amount of $10.7 million and a secured subordinated note payable in the approximate amount of $2.1 million. Midland also settled approximately $5.6 million of accounts payable for a secured subordinated note payable in the approximate amount of $4.7 million. The pro forma condensed combined balance sheet is based on the June 30, 2002 balance sheet as reported in the June 30, 2002 Form 10-Q.

        The pro forma condensed combined financial statements have been prepared by Unifab's management and include such adjustments to reflect the pro forma financial results as if the transaction described above had occurred as of June 30, 2002.

        The pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements and footnotes thereto for the year ended December 31, 2001 included in the Unifab International, Inc. Annual Report on Form 10-K.

NOTE 2. PRO FORMA ADJUSTMENTS

The pro forma adjustments to record the transactions between the Company and Midland are as follows:

(1) To give effect to an exchange of accounts receivable and reduction in the amount outstanding under the senior secured credit agreement of $675,000 in a Dation en Partial Paiement to Midland.

(2) To give effect to the settlement of accounts payable with a face amount of $5,623,000 for a secured subordinated note payable to Midland in the amount of $4,709,000. The note is payable on or before August 13, 2006 and bears interest at prime plus 3% (7.5% at August 13, 2002).

(3) To give effect to borrowings against the senior secured credit facility made from June 30, 2002 to August 13, 2002 used to pay accrued and unpaid interest and working capital.

(4) To give effect to the exchange of $20,652,000 outstanding under the senior secured credit agreement for 738 shares on the Company's preferred stock and a secured subordinated convertible debenture for $10,652,000. Each share of preferred stock in convertible into 100,000 shares of the Company's common stock. The secured subordinated convertible debenture is payable in five equal annual installments beginning August 13, 2007 and bears interest at prime plus 2.5% (7.25% at August 13, 2002). The debenture is convertible into shares of the Company's common stock at $0.35 per share.

(5) To give effect to the exchange of $2,139,000 outstanding under the senior secured credit agreement for a secured subordinated note payable to Midland. The secured subordinated note is payable on or before August 13, 2005 and bears interest at prime plus 3% (7.75% at August 13, 2002).

NOTE 3. COMPARATIVE CONDENSED BALANCE SHEET

        The following table compares certain captions on the Company's balance sheet and amounts derived from those captions at December 31, 2001 as reported in the Company's Annual Report on Form 10-K and at June 30, 2002 as reported in the Company's Quarterly Report on Form 10-Q with the pro forma amounts reported above in this Form 8-K.


                                December 31, 2001       June 30, 2002       June 30, 2002
                                   As reported           As reported          Pro forma
                            ------------------------------------------------------------------
                                                 (Amounts are in thousands)
Cash                                $      754           $        636         $        636
Current assets                          28,439                 16,672               15,997
Total assets                            63,207                 49,527               48,852
Current liabilities                     43,952                 35,991                6,222
Working capital (deficit)              (15,513)               (19,319)               9,775
Current notes payable                   23,246                 22,652                  292
Shareholders' equity                $   19,133           $     13,536         $     25,130

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(c)   Exhibits.

       4.1   Debenture dated August 13, 2002
      99.1   Press release issued by the Company on August 15, 2002
      99.2   Fairness Opinion of Chaffe & Associates, Inc. dated July 23, 2002
      99.3   Fairness Opinion of Chaffe & Associates, Inc. dated August 9, 2002
      99.4   Act of Acknowledgment, Modification, Receipt and Third Amendment to
             Amended and Restated Credit Agreement dated August 13, 2002
      99.5   Waiver Letter from Midland Fabricators and Process Systems, LLC to
             UNIFAB International, Inc. dated August 14, 2002



                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   By:  /s/ Allen C. Porter, Jr.
                                        ------------------------
                                        Allen C. Porter, Jr.
                                        President and Chief Executive Officer

Dated:  August 22, 2002